INVESTMENT MANAGEMENT
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Exhibit (e)(1)(i)

May 1, 2020

Andrew K. Schlueter

Vice President

Voya Investments Distributor, LLC

7337 East Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

Dear Mr. Schlueter:

Pursuant to the Underwriting Agreement (the "Agreement"), dated November 18, 2014, between Voya Separate Portfolios Trust ("VSPT") and Voya Investments Distributor, LLC (the "Underwriter"), we hereby notify you of our intention to retain you as Underwriter to render underwriting services to Voya Target Retirement 2065 Fund (the "Fund"), a newly established series of VSPT, effective on May 1, 2020, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Funds to Schedule A of the Agreement. The Amended Schedule A is attached hereto.

Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned Funds by signing below where indicated.

Very sincerely,
By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
Voya Separate Portfolios Trust

ACCEPTED AND AGREED TO:

Voya Investments Distributor, LLC

By: /s/ Andrew K. Schlueter

Name: Andrew K. Schlueter

Title: Vice President, Duly Authorized

AMENDED SCHEDULE A

with respect to the

UNDERWRITING AGREEMENT

between

VOYA SEPARATE PORTFOLIOS TRUST

and

VOYA INVESTMENTS DISTRIBUTOR, LLC

Name of Fund

Voya Emerging Markets Corporate Debt Fund

Voya Emerging Markets Hard Currency Debt Fund

Voya Emerging Markets Local Currency Debt Fund

Voya Investment Grade Credit Fund

Voya Securitized Credit Fund

Voya Target In-Retirement Fund

Voya Target Retirement 2020 Fund

Voya Target Retirement 2025 Fund

Voya Target Retirement 2030 Fund

Voya Target Retirement 2035 Fund

Voya Target Retirement 2040 Fund

Voya Target Retirement 2045 Fund

Voya Target Retirement 2050 Fund

Voya Target Retirement 2055 Fund

Voya Target Retirement 2060 Fund

Voya Target Retirement 2065 Fund

Effective Date: May 1, 2020, to reflect the addition of Voya Target Retirement 2065 Fund.